PRESS RELEASE                                 SOURCE:  First Trust Advisors L.P.

FIRST TRUST ADVISORS L.P. ANNOUNCES PORTFOLIO MANAGER CALL FOR FIRST TRUST ENERGY INCOME AND GROWTH FUND, FIRST TRUST ENERGY INFRASTRUCTURE FUND AND FIRST TRUST MLP AND ENERGY INCOME FUND

WHEATON, IL -- (BUSINESS WIRE) -- July 25, 2013 -- First Trust Advisors L.P. ("FTA") announced today that First Trust Energy Income and Growth Fund (NYSE
MKT: FEN), First Trust Energy Infrastructure Fund (NYSE: FIF) and First Trust MLP and Energy Income Fund (NYSE: FEI) intend to host a conference call with Energy Income Partners, LLC ("EIP"), the Funds' investment sub-advisor, on THURSDAY, AUGUST 8, 2013, AT 4:15 P.M. EASTERN TIME. The purpose of the call is to hear the Funds' portfolio management team provide an update for each Fund.

-- Dial-in Number: (866) 865-6631; International (706) 679-1727; and Passcode # 18163687. Please call 10 to 15 minutes before the scheduled start of the teleconference.

-- Telephone Replay: (800) 585-8367; International (404) 537-3406; and Passcode # 18163687. The replay will be available after the call until 11:59 P.M. Eastern Time on Sunday, September 8, 2013.

First Trust Advisors L.P., the Fund's investment advisor, along with its affiliate, First Trust Portfolios L.P., are privately-held companies which provide a variety of investment services, including asset management and financial advisory services, with collective assets under management or supervision of approximately $70 billion as of June 30, 2013, through unit investment trusts, exchange-traded funds, closed-end funds, mutual funds and separate managed accounts.

Energy Income Partners, LLC ("EIP") serves as the Fund's investment sub-advisor and provides advisory services to a number of investment companies and partnerships for the purpose of investing in MLPs and other energy infrastructure securities. EIP is one of the early investment advisors specializing in this area. As of June 30, 2013, EIP managed or supervised approximately $4.0 billion in client assets.

If you have questions about the Funds that you would like answered on the call, please email your questions to cefquestions@ftadvisors.com and refer to EIP by Tuesday, August 6, 2013, 6:00 P.M. Eastern Time.

Past performance is no assurance of future results. Investment return and market value of an investment in the Fund will fluctuate. Shares, when sold, may be worth more or less than their original cost.

FEN Risk Considerations:
An investment in securities issued by MLPs, MLP-related entities and energy companies entails risks, including fluctuations in energy prices, decreases in the supply of or demand for energy commodities, increased government regulation, natural disasters, and various other risks.

Principal Risk Factors: The Fund is subject to various risks, including:
Investment and Market Risk, Energy Sector Risk, Commodity Pricing Risk, Supply and Demand Risk, Depletion and Exploration Risk, Regulatory Risk, Interest Rate Risk, Acquisition Risk, Affiliated Party Risk, Catastrophe Risk, Terrorism/Market Disruption Risk, MLP Risk, Industry Specific Risk, Cash Flow Risk, Tax Risk, Tax Law Change Risk, Deferred Tax Risk, Equity Securities Risk, Leverage Risk, Derivatives Risk, Portfolio Turnover Risk, Restricted Securities Risk, Liquidity Risk, Valuation Risk, Below Investment Grade Securities Risk, Non-Diversification, Market Disruption Risk, Anti-Takeover Provisions, Market Discount from Net Asset Value, Inflation Risk, and Certain Affiliations.

FIF Risk Considerations:
The Fund is subject to risks. It is designed for long-term investing and not as a vehicle for trading. Shares of closed-end investment companies frequently trade at a discount from their net asset value ("NAV"). The Fund cannot predict whether or when its common shares will trade at, below or above NAV or at, below or above the initial public offering price.

Principal Risk Factors: The Fund is subject to various risks, including investment and market risk, management risk, current economic conditions, credit crisis liquidity and volatility risk, fixed-income securities risk, which includes issuer risk, interest rate risk, prepayment risk and reinvestment risk, credit and below-investment grade securities risk, short-selling risk, valuation risk, credit rating agency risk, non-U.S. securities risk, emerging markets risk, preferred stock risk, credit-linked notes risk, leverage risk, derivatives risk, credit default swaps risk, U.S. government securities risk, non-U.S. government debt securities risk, distressed securities risk, counterparty and prime brokerage risk, market discount from net asset value risk, government intervention in financial markets risk, illiquid/restricted securities risk, market disruption and geopolitical risk, REIT risk, inflation/deflation risk, portfolio turnover risk, loan participations and assignments risk, asset-backed, mortgage-backed or mortgage-related securities agreements risk, anti-takeover provisions risk, common stock risk, currency risk, temporary defensive strategies risk and secondary market risk for the Fund's common shares.

FEI Risk Considerations:
The Fund is subject to risks, including the fact that it is a newly organized, non-diversified closed-end management investment company with no operating history. It is designed for long-term investing and not as a vehicle for trading. Shares of closed-end investment companies frequently trade at a discount from their net asset value ("NAV"). The Fund cannot predict whether or when its common shares will trade at, below or above NAV or at, below or above the initial public offering price.

Principal Risk Factors: The Fund is subject to various risks, including investment and market risk, market discount from net asset value risk, management risk and reliance on key personnel, potential conflicts of interest risk, investment concentration risk which includes commodity pricing risk, supply and demand risk, depletion and exploration risk, regulatory risk, interest rate risk, acquisition or reinvestment risk, affiliated party risk, catastrophe risk, terrorism/market disruption risk, MLP risks, industry specific risk, cash flow risk, MLP and deferred tax risk, tax law change risk, non-U.S. securities risk, currency risk, delay in investing the proceeds risk, Canadian income equities risk, debt securities risk, prepayment risk, below investment-grade securities risk, leverage risk, derivatives risk, covered call options risk, common stock risk, equity securities risk, preferred stock risk, credit default swaps risk, portfolio turnover risk, competition risk, restricted securities risk, liquidity risk, valuation risk, non-diversification risk, anti-takeover provisions risk, inflation risk, certain affiliations risk and secondary market for the Fund's common shares risk.

The risks of investing in each Fund are spelled out in the prospectus, shareholder reports and other regulatory filings.

The Funds' daily closing prices and net asset values per share as well as other information can be found at www.ftportfolios.com or by calling (800) 988-5891.


CONTACT: JEFF MARGOLIN - (630) 915-6784


----------------------------------
Source:  First Trust Advisors L.P.